UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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SCHWAB CAPITAL TRUST
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Schwab Fundamental Global Real Estate Index Fund

ACTION REQUIRED

PLEASE VOTE TODAY! YOUR RESPONSE IS GREATLY NEEDED!

Dear Shareholder:

The Schwab Fundamental Global Real Estate Index Fund recently sent you proxy materials requesting your vote on an important proposal that will impact the operating expenses of the Fund. The Special Meeting of Shareholders has been adjourned until May 30, 2017, so there is still time to vote!

Although the response of Fund shareholders who have voted has been positive, we need your vote in order to pass this important proposal. Your vote matters, it doesn’t matter how many or few shares you own. The Board of Trustees is recommending that you vote “FOR” the proposal and believes shareholders will benefit from overall lower total expenses being borne by the Fund, as discussed in detail in the proxy statement.

    The Fund has made it easy for you to vote – you may use the following options:

1.	For questions or to vote with a live proxy voting specialist, please call 1- 855-835-8315 and a proxy voting specialist will be happy to answer your questions and assist you in placing your vote over the phone. Representatives are available weekdays from 9:30 a.m. to 10:00 p.m. Eastern Time.

2.	To vote online, log on to the website www.proxyvote.com and enter the control number reflected on your proxy card and follow the prompts.

3.	To vote by phone, refer to the toll free touchtone voting telephone number referenced on your proxy card and enter the control number also reflected on your proxy card and follow the prompts.

4.	To vote by mail, sign and return the proxy card in the return envelope provided.

Thank you for your help with this important vote.

Sincerely,

Jonathan de St. Paer

Senior Vice President, Strategy and Product

Charles Schwab Investment Management

Charles Schwab & Co., Inc.

Charles Schwab Investment Management, Inc. (CSIM), the investment advisor for Schwab Funds, and Charles Schwab & Co., Inc. (Schwab), Member SIPC, the distributor for Schwab Funds, are separate but affiliated companies and subsidiaries of The Charles Schwab Corporation. (0517-Z034)

1 To: McDaniel, Tanya x57460 Subject: Schwab Fundamental Global Real Estate Index Fund Shareholder Meeting - Vote Today! SPECIMEN SCHWAB FUNDS 2017 Special Meeting May 30, 2017 According to our latest records, we have not received your voting instructions! Important proxy voting material is ready for your action. Three Ways to Vote Now via Proxy Vote At the Meeting By Phone 1.800.454.8683 Vote By May 29, 2017 11:59 PM ET Control Number: 0123456789012345 Account Number: 3456789012345678901 Important Materials Proxy Statement Adjournment Notice

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